NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces Start of Second Campaign of Gold Production from Manh Choh Gold Mine and General Corporate Update

FAIRBANKS, AK -- (September 9, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that the Peak Gold JV has started processing Campaign #2 of Manh Choh ore through the Kinross Fort Knox mill located near Fairbanks, Alaska. Processing of ore for the Second Campaign started on August 27th and will continue into late September. In addition, the Company reported the following general corporate updates:

1)
it received the 404 Wetlands Permit from the US Army Corps of Engineers (the “USCOE”) to construct an access road from the Johnson Tract camp site to the proposed portal and laydown area;

2)
it entered into a memo of understanding (the “MOU”) with the Department of Natural Resources Office of Project Management and Permitting (“OPMP”) to begin permitting the exploration portal and laydown area for the Johnson Tract project;

3)
it has engaged SRK Consulting Canada Inc. (“SRK”) to complete a Preliminary Economic Assessment for the Johnson Tract project using our Direct Shipping Ore (“DSO”) approach; and

4)
it has completed approximately 1,500 meters (5,000 ft.) or half of the planned 2024 surface drilling program at the Johnson Tract project and plans to complete the program, which remains on budget and schedule, by early October.

Rick Van Nieuwenhuyse, CEO and President for Contango said: “It is great see the start of the second campaign of Manh Choh ore going through the Fort Knox mill. Our representatives are on site to monitor the progress. We expect Campaign #2 to produce a target of 10,000 ounces of gold for Contango’s 30% share of production. In addition, the Company also sold an additional 1,500 ounces of gold and a minor amount of silver from the remaining Campaign #1 recoverable inventory, bringing the total production from Campaign #1 to 16,200 ounces of gold and 3,500 ounces of silver, yielding total sales of $36 million. With gold prices near an all-time high, we expect Campaign #2 sales to realize a blended price between $2,100 to $2,200 per ounce while delivering 60% of our gold into our hedges at $2,025 per ounce and selling the remaining 40% of our gold at the spot market price. All-in Sustaining Costs (“AISC”) for both Campaign #1 and #2, along with a discussion of our earnings and financial results for the quarter ended September 30, 2024, are expected to be announced in the first half of November. Mining and transportation of ore mined at Manh Choh continues to be delivered to the stockpile at Fort Knox and at this stage we continue to believe AISC remain in line with the feasibility study (TRS). A third campaign of similar size delivering an estimated 10,000 gold ounces for Contango’s account is currently planned to be processed in November, bringing our total gold production guidance for 2024 to approximately 36,000 ounces.”

Mr. Van Nieuwenhuyse continued, “meanwhile, the Company is making great progress advancing our newly acquired Johnson Tract project. We received the 404 “Wetlands Permit” from the USCOE on August 21st, which allows the Company to construct a 2.3 mile (3.7 km) access road connecting the existing camp and airstrip with the proposed portal site and associated laydown area. The permit also allows the Company to re-align and expand the airstrip to 5,000 ft. (~1.5km) to accommodate a L-100 Hercules air-cargo plane (~20 tonne capacity). In conjunction, we have entered into a MOU with OPMP to start permitting the underground exploration tunnel. Once the tunnel is completed, it will provide underground access to carry out in-fill definition drilling for measured and indicated resources along with detailed geotechnical, hydrology, environmental, engineering and mine planning studies to complete a feasibility study. The 2024 drill program is a little more than halfway completed and is on track to accomplish what we set out to complete: in-fill drilling on the top 1/3rd of the deposit along with collecting geotechnical, metallurgical and hydrologic information, as well as environmental studies on acid-base accounting and metal leaching characteristics of the host rocks. The program should wrap up by the end of September to early October timeframe - on plan and on budget. Information gathered during this program will also be used to support permitting of the underground tunnel, which is currently underway with OPMP.”

Mr. Van Nieuwenhuyse concluded with “Contango expects to finish the year with a strong balance sheet and be well positioned to execute on our plan to advance our Lucky Shot and Johnson Tract development stage projects. Lucky Shot is fully permitted and ready to drill in 2025. With the Manh Choh feasibility study1 reflecting delivery of an average of 67,500 ounces of gold annually for Contango’s account in 2025 and beyond, and with gold at record highs, we remain committed to adding shareholder value by executing on our ‘Hybrid Royalty’ model focusing on efficiently advancing our development stage projects using our DSO approach.”

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, a lease on Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and, through its subsidiary, 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. In addition, Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com